Exhibit 8(o)

APPENDIX "B"
TO
CUSTODIAN AGREEMENT
BETWEEN
 and Each of the Investment Companies,
on Behalf of Each of Their Respective Portfolios,
Listed on this Appendix "A" to the Custodian Agreement
AND
Bankers Trust Company
Dated as of December 17, 1997
 The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of November 5, 1997 (the "Custodian Agreement"):
 A. Additional Custodians:
  Custodian      Purpose
  Bank of New York     FICASH
         FITERM
 B. Special Subcustodians:
  Subcustodian     Purpose
 C. Foreign Subcustodians:
Country    Subcustodian   Depository
Argentina    Citibank, N.A., Buenos Aires  Caja de Valores, S.A
Australia    Bankers Trust Australia Limited,  Austraclear Limited
     through its wholly-owned indirect
     subsidiary Pendal Nominees Pty.  The Reserve Bank       Limited,
Sydney     Information and
           Transfer System (RITS)
Austria    Creditanstalt-Bankverein, Vienna Wertpapiersammelbank,
          division of Osterreichische
          Kontrollbank
          Aktiengesellschaft (OeKB)

Bangladesh    Standard Chartered Bank Plc,
     Dhaka
Belgium    Generale Bank, Brussels  Caisse Interprofessionelle
          de Depots et de Virements
          de Titres, S.A. (CIK)
          Banque Nationale de Belgique
          (BNB)
Botswana    Barclays Bank of Botswana Ltd.,
     Gaborone, a 74.9% direct
     subsidiary of Barclays Bank Plc
Brazil    Citibank, N.A. Sao Paulo  Systema Especial de
          Liquidacao e Custodia
          (SELIC)
Canada    Royal Bank of Canada, Toronto Canadian Depository for
          Securities, Ltd., (CDS)
Chile     Citibank, N.A., Santiago

China-Shanghai   Standard Chartered Bank,  Shanghai Securities Central
     Shanghai    Clearing & Registration
          Corporation (SSCCRC)
China-Shenzhen   Standard Chartered Bank,  Shenzhen Securities Central
     Shenzhen    Clearing Co., Ltd. (SSCC)
Colombia    Cititrust Colombia S.A. Sociedad DVC
     Fiduciaria, Bogota, a wholly-
     owned subsidiary of Citibank, N.A. DECEVAL
Czech Republic   Ceskoslovenska Obchodni Banka, Stredisko Cennych
Pairu
     A.S., Prague    (SCP)

          Czech National Bank (CNB)
Denmark    Den Danske Bank, Copenhagen Vaerdipapircentralen, The
          Danish Securities Center (VP)
Ecuador    Citibank, N.A., Quito
Egypt    National Bank of Egypt, Cairo The Misr for Clearing,
          Settlement and Depository
Finland    Merita Bank Ltd., Helsinki  Finnish Central Securities
          Depository Ltd.
France    Banque Paribas, paris   Societe Interprofessionelle
          pour la Compensation des
          Valeurs Movilieres
          (SICOVAM)
          Banque de France
Germany    Dresdner Bank AG, Frankfurt  Deutscher Kassenverein AG
          (DKV)
Ghana    Barclays Bank of Ghana Ltd.,
     Accra, a 60% direct subsidiary of
     Barclays  Bank Plc

Greece    National Bank of Greece S.A., The Central Securities
     Athens     Depository (Apothetirion
          Titlon A.E.)

Hong Kong    Standard Chartered Bank,   The Central Clearing and
     Hong Kong    Settlement System (CCASS)
Hungary    Citibank Budapest Rt., Budapest, a Central Depository and
     wholly-owned indirect subsidiary Clearing House (Budapest)
     of Citibank, N.A.   Ltd. (KELER Ltd.)

India     Deutsche Bank AG, Mumbai
     Hongkong & Shanghai Banking
     Corp. Ltd., Mumbai
     Standard Chartered Bank,
     Mumbai
Indonesia    Standard Chartered Bank,
     Jakarta
Ireland    Allied Irish Banks plc, Dublin Gilt Settlement Office (GSO)

          CREST
Israel     Bank Leumi Le-Israel, B.M.,  The Clearing House of the Tel
     Tel Aviv    Aviv Stock Exchange
Italy     Banca Commerciale Italiana,  Monte Titoli S.p.A.
     Milan
          Banca d'Italia
     Citibank, N.A., Milan
Japan     Sumitomo Bank, Ltd., Tokyo  Japan Securities Depository
          Center (JASDEC)

          Bank of Japan
Jordan    Arab Bank, plc, Amman
Kenya    Barclays Bank of Kenya Ltd.,
     Nairobi, a 68.5% direct
     subsidiary of Barclays Bank Plc
Luxembourg    Cedel Bank Societe Anonyme,
     Luxembourg
Malaysia    United Overseas Bank (Malaysia) Malaysian Central
Depository
     Bhd     Sdn. Bhd. (MCD)
Mexico    Bancomer, S.A., Institucion de S.D. INDEVAL, S.A.
     Banca Multiple, Grupo  de C.V.
     Financiero, Mexico City
          Banco de Mexico
Morocco    Banque Marocaine du Commerce
     Exterieur, Casablanca
Netherlands    ABN-AMRO Bank N.V.,  Nederlands Centraal Instituut
     Amsterdam    voor Giraal Effectenverkeer
          BV (NECIGEF)
          De Nederlandsche Bank
New Zealand    ANZ Banking Group   New Zealand Central
     (New Zealnd) Limited,  Securities Depository Limited
     Wellington    (NZCSD) (formerly
          Austraclear Ltd.)

Norway    The Euroclear System, Brussels
Pakistan    Standard Chartered Bank,
     Karachi
Peru     Citibank, N.A., Lima   Caja De Valores (CAVAL)
Philippines    Standard Chartered Bank, Manila The Philippines Central
          Depository Inc.
          The Book-Entry-System of
          the Central Bank

          The Registry of Scipless
          Securities of the Bureau of the
          Treasury, Department of
          Finance
Poland    Citibank Poland, S.A., Warsaw, a The National Depository of
     wholly-owned indirect subsidiary Securities
     of Citibank, N.A.
          National Bank of Poland
Portugal    Banco Espirito Santo e Comercial Central de Valores
Mobiliarios
     de Lisboa, S.A., Lisbon
Singapore    United Overseas Bank, Singapore Central Depository (Pte.)
Ltd.
          (CDP)
Slovak Republic   Ceskoslovenska Obchodna Banka, Stredisko Cennych
Papierov
     A.S., Bratislava   (SCP)
          National Bank of Slovakia            (NBS)
South Africa    ABSA Bank Limited,   The Central Depository (Pty)
     Johannesburg    Ltd. (CD)
South Korea    Standard Chartered Bank, Seoul Korean Securities
Depository
          (KSD)
Spain     Banco Santander S.A., Madrid Servicio de Compensacion y
     Liquidacion de Valores, S.A.
          (SCLV)
          Banco de Espana
Sri Lanka    Standard Chartered Bank, Colombo Central Depository
System
          (Pvt) Limited (CDS)
Sweden    Svenska Handelsbanken,  Vardepapperscentralen, AB,
     Stockholm    The Swedish Central
          Securities Depository
Switzerland    Swiss Bank Corporation, Basel Schweizerische Effekten -
Giro
          AG (SEGA)
Taiwan     Central Trust of China, Taipei Taiwan Securities Central
          Depository Co. (TSCD)
Thailand    Standard Chartered Bank,  Thailand Securities Depository
     Bangkok    Company Limited (TSD)
Turkey Osmanli Bankasi A.S., Instanbul Takas ve Saklama Bankasi A.S. (Takasbank) (TvS)
          Central Bank of Turkey (CBT)
United Kingdom   Bankers Trust Company  Central Gilts Office (CGO)
     London
          Central Moneymarkets Office
          (CMO)
          CREST
Venezuela    Citibank, N.A., Caracas
Zambia    Barclays Bank of Zambia Ltd., Lusaka Central Despitory
     Lusaka, a wholly-owned direct (LCD)
     subsidiary of Barclays Bank Plc
Zimbabwe    Barclays Bank of Zimbabwe Ltd.,
     Harare, a 66% direct subsidiary
     of Barclays Bank Plc
       Each of the Investment Companies
       Listed on Appendix A to the
       Custodian Agreement, on Behalf of
       Each of Their Respective Portfolios
       By:     /s/ John Costello
       Name: John Costello
       Title:   Assistant Treasurer